UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2006

MARGO CARIBE, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	000-15336	66-0550881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico
(Address of Principal Executive Offices, Including Zip Code)

(787) 883-2570
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 22, 2006, Margo Caribe, Inc. (the “Company”) received a letter of reprimand from a Nasdaq Listing Qualifications Panel (the “Panel”) of the Nasdaq Stock Market, Inc. (“Nasdaq”) related to the Company’s violation of Nasdaq Marketplace Rule 4350(h), which requires the approval by the audit committee, or other independent board committee, of related party transactions. The letter of reprimand relates to certain payroll payments and other miscellaneous expenses paid by the Company on behalf of Mr. Spector or entities controlled by him. While these payments were billed to and reimbursed by Mr. Spector or entities controlled by him, such payments were not pre-approved by the Company’s Audit Committee. The Company subsequently sought and obtained the ratification of these transactions from the Company’s Audit Committee and took remedial action to avoid recurrence. These matters were a part of the previously announced independent investigation, conducted on behalf of the Company’s Audit Committee and the independent directors.  In accordance with Nasdaq Marketplace Rule 4801(k)(2), the Panel has closed these matters by issuing the letter of reprimand.

On September 28, 2006, the Company issued a press release summarizing the matters discussed above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated September 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARGO CARIBE, INC.

Date: September 28, 2006	By:	/s/ Jose R. Vázquez
	Name:	Jose R. Vázquez
	Title:	Chief Financial Officer